Canary HBAR ETF 10-Q

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ending June 30, 2026 (the “Report”) of Canary HBAR ETF (HBR) (the “Registrant”), as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Steven McClurg, Principal Executive Officer of Canary Capital Group LLC, the sponsor of the Trust, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 7, 2026	By:	/s/ Steven McClurg
Steven McClurg *
Chief Executive Officer (Principal Executive Officer)

* The registrant is a trust and Steven McClurg is signing in his capacity as Principal Executive Officer of Canary Capital Group LLC, the sponsor of the Trust.